UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2011
Flagstar Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	1-16577 (Commission File Number)	38-3150651 (I.R.S. Employer Identification No.)

5151 Corporate Drive, Troy, Michigan (Address of principal executive offices)	48098 (Zip Code)
(248) 312-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On August 15, 2011, Flagstar Bank, FSB (the “Bank”), the wholly owned savings bank subsidiary of Flagstar Bancorp, Inc. (the “Company”), entered into an agreement for the sale of its Indiana retail bank branch franchise to First Financial Bank, N.A. (the “First Financial”), a wholly owned subsidiary of First Financial Bancorp, Inc. Under the agreement, First Financial agreed to purchase the facilities or assume the leases associated with 22 branches in Indiana and to purchase the associated consumer and commercial deposits (approximately $327.9 million at June 30, 2011). First Financial has agreed to pay (i) a 7% premium for consumer and commercial deposits assumed in the transaction plus (ii) the net book value of the acquired real estate and fixed and other personal assets and to assume all current lease obligations with respect to the branches. First Financial will also acquire governmental and municipal deposits for zero premium. No loans are being acquired in connection with the transaction. In addition, First Financial will be assuming certain liabilities associated with the Indiana retail bank branch franchise.
The agreement includes customary representations, warranties, and covenants and customary indemnification, non-compete, non-solicitation and termination provisions. The agreement also includes customary closing conditions and is subject to regulatory approval. The transaction is anticipated to close during December 2011. In addition, the Company agreed to be subject to the agreement’s restrictions on competition, solicitation and exclusive dealing.

Item 7.01	Regulation FD Disclosure
On August 16, 2011, the Company issued a press release announcing the sale of its Indiana retail bank branch franchise to First Financial. The text of the press release is included as Exhibit 99.1 to this report.
The information in this Item 7.01, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in such filing.
Matters discussed in this Current Report on Form 8-K contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties, including but not limited to the risk that, because of business, economic or market conditions or for any other reasons within or outside of the Company’s discretion, the sale of branches may not be consummated, the trends may not continue or the preliminary results may not be reflective of actual results for the quarter. In addition to the risks and uncertainties identified above, reference is also made to other risks and uncertainties detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing risks and uncertainties are not exclusive.

Item 9.01	Financial Statements and Exhibits
     (d) The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description
99.1	Press release of Flagstar Bancorp, Inc. dated August 16, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.
Dated: August 16, 2011	By:	/s/ Paul D. Borja
Paul D. Borja
Executive Vice-President and Chief Financial Officer